UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 11, 2015

SPECTRUM BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

SB/RH HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-192634-03	27-2812840
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3001 Deming Way

Middleton, Wisconsin 53562

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As previously announced, on April 28, 2015, Spectrum Brands Holdings, Inc. (together with its consolidated subsidiaries, including SB/RH Holdings, Inc. and Spectrum Brands, Inc., “Spectrum Brands”) announced that it had entered into an Agreement and Plan of Merger (the “AAG Merger Agreement”) with Armored AutoGroup Parent Inc. (“AAG”), Ignite Merger Sub, Inc., a direct wholly owned subsidiary of Spectrum Brands, Inc., and Avista Capital Partners II GP, LLC, as representative for the shareholders and optionholders of AAG. Under the AAG Merger Agreement, Spectrum Brands will acquire AAG for a purchase price of approximately $1.4 billion (subject to customary adjustments for cash, debt, net working capital and transaction-related expenses described in the AAG Merger Agreement), which will be paid entirely in cash (the “AAG Acquisition”).

In connection with the financing of the AAG Acquisition, Spectrum Brands is including in this Current Report on Form 8-K: (i) unaudited condensed consolidated financial statements of Armored AutoGroup Inc. as of March 31, 2015 and December 31, 2014 and for the three-month periods ended March 31, 2015 and March 31, 2014; and (ii) unaudited condensed consolidated financial statements of IDQ Holdings, Inc. as of March 31, 2015 and December 31, 2014 and for the three-month periods ended March 31, 2015 and March 31, 2014 and for the period January 1, 2014 through March 16, 2014 (Predecessor), and for the period March 17, 2014 through March 31, 2014 (Successor). The financial statements of Armored AutoGroup Inc. and IDQ Holdings, Inc. discussed above are attached hereto as Exhibits 99.1 and 99.2, respectively.

As reported in Armored AutoGroup Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Armored AutoGroup 10-K”), in connection with the preparation of Armored AutoGroup Inc.’s financial statements for the year ended December 31, 2014, certain significant deficiencies in internal control became evident to its management that, in the aggregate, represent a material weakness. None of the deficiencies individually represented a material weakness, and all resulting adjustments, none of which were material, have been reflected in the Armored AutoGroup Inc.’s consolidated financial statements. As reported in Armored AutoGroup Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (the “Armored AutoGroup 10-Q”), the material weakness had not been fully remediated as of March 31, 2015. The Armored AutoGroup 10-K and the Armored AutoGroup 10-K are expressly not incorporated by reference into this Current Report on Form 8-K.

Spectrum Brands was aware of and reviewed these deficiencies as part of its due diligence process and determined that they were not material to Spectrum Brands. Spectrum will continue to evaluate and monitor these deficiencies as it integrates AAG into its control environment following the acquisition.

The information in this Current Report on Form 8-K and the exhibits hereto are hereby incorporated by reference into Spectrum Brands Holdings, Inc.’s Registration Statements on Form S-3 (File No. 333-203919) under the Securities Act of 1933, as amended. Except as previously described in the preceding sentence, or as expressly set forth by specific reference in another document, the information in this Current Report on Form 8-K and the exhibits hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit No.	Description

15.1	Acknowledgement of Ernst & Young LLP regarding the unaudited condensed consolidated financial information of IDQ Holdings, Inc. as of March 31, 2015 and for the three-month periods ended March 31, 2015 (Successor) and March 31, 2014 and for the period January 1, 2014 through March 16, 2014 (Predecessor), and for the period March 17, 2014 through March 31, 2014 (Successor).

99.1	Unaudited condensed consolidated financial statements of Armored AutoGroup Inc. as of March 31, 2015 and December 31, 2014 and for the three-month periods ended March 31, 2015 and March 31, 2014.

99.2

Unaudited condensed consolidated financial statements of IDQ Holdings, Inc. as of March 31, 2015 and December 31, 2014 and for the three-month period ended March 31, 2015 and for the period January 1, 2014 through March 16, 2014 (Predecessor), and for the period March 17, 2014 through March 31, 2014 (Successor).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
	Name:	Nathan E. Fagre
	Title:	Secretary and General Counsel

SB/RH HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
	Name:	Nathan E. Fagre
	Title:	Secretary and General Counsel

Dated: May 11, 2015